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                             KELLER & COMPANY, INC.

                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                       (614) 766-1426   (614) 766-1459 FAX
                                  keller@ee.net



March 8, 2004



Re:      Valuation Appraisal of DSA Financial Corporation
         Dearborn Savings Association, F.A.
         Lawrenceburg, Indiana


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Dearborn Mutual Holding Company, Lawrenceburg, Indiana and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by DSA Financial Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Dearborn Mutual Holding Company.

Very truly yours,

KELLER & COMPANY, INC.



by:      \s\ John A. Shaffer
   -----------------------------------------
         John A. Shaffer
         Vice President